Malibu Boats, Inc. Announces Leadership Changes
Jack Springer will depart as Chief Executive Officer in May 2024;
Ritchie Anderson appointed to President;
Michael Hooks appointed to Executive Chair

LOUDON, Tenn., February 20, 2024 (Globe Newswire) – Malibu Boats, Inc. (Nasdaq: MBUU) announced today that Jack Springer will be departing as Chief Executive Officer (“CEO”) on or before May 17, 2024.
The Company also announced today that Ritchie Anderson, the Company’s current Chief Operating Officer (“COO”), has been promoted to President, effective immediately. Michael Hooks, Malibu’s current Chair, will assume the role of Executive Chair, effective immediately, until a new CEO is announced.
“For more than 15 years, I have had the honor of serving as Malibu’s CEO. During that time, we have experienced explosive growth, margin expansion and cash flow generation. We have also acquired five companies, including the addition of three premium brands – Cobalt, Pursuit and Maverick Boats – to become one of the largest producers of fiberglass power boats in the world,” commented Jack Springer, Chief Executive Officer and Director of Malibu Boats Inc.
“With all of our success, the greatest accomplishment has been the team we have amassed at Malibu from our leadership to our production line and every person in between. We have held each other accountable and demanded excellence from one another, and for that, I am deeply grateful and proud. We have been, and will continue to be, recognized for our culture of cutting-edge innovation and operational excellence that is executed with pride and passion. I will hold close the relationships I formed during my time at the Company from our employees to dealers and suppliers to our investors and analysts. I have every confidence that Malibu will continue to grow, be better, and be stronger, as I continue to cheer this team on from the sidelines,” concluded Mr. Springer.
Mr. Springer will resign as a Director of Malibu’s Board of Directors upon his departure as CEO. If a new CEO has not been appointed at the time of Mr. Springer’s departure, an interim Office of the CEO, including Mr. Anderson and Mr. Hooks, has been established and will assume the role of CEO.
Mr. Anderson has over 41 years of experience in the marine industry and has served as the Company’s COO since 2013, after joining Malibu in 2011. Mr. Hooks has been a member of the Company’s board since 2006. He was a co-founder of Black Canyon Capital LLC, which acquired the assets of Malibu from its founder in 2006.
“On behalf of the Board, I want to thank Jack for his countless efforts over the last 15 years, and we wish him well in his next chapter. During his tenure, Jack’s vision and operational leadership have been integral to growing Malibu Boats into the powerhouse it is today. Through a steadfast commitment to innovation, operational excellence and vertical integration, the Company is positioned to enter its next phase of growth poised for further value creation,” commented Michael K. Hooks, Chair of Malibu Boats’ Board of Directors.
“Malibu has a talented and deep leadership team, which will be further bolstered by the appointment of Ritchie to President. I am thrilled to announce this promotion, which reflects Ritchie’s continued leadership and contributions to Malibu and this team,” continued Mr. Hooks. “The Board will run a comprehensive search for its next CEO, considering both internal and external candidates. In the interim, I look forward to working more closely with Ritchie and the entire Malibu team to ensure a seamless transition as we maintain our track record of delivering the most innovative, highest quality boats in the marine industry.”
Fiscal 2024 Guidance
The Company today reaffirmed its fiscal year 2024 guidance that it provided on January 30, 2024, as part of its second fiscal quarter earnings release.
For the full fiscal year 2024, Malibu anticipates net sales decline ranging from the mid-to-high thirties percentage, year-over-year, and Adjusted EBITDA margin down 800 to 900 basis points, year-over-year.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release refers to Adjusted EBITDA margin, which is a non-GAAP financial measure. This measure has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”). The use of this non-GAAP measure should also not be construed as an inference that the Company’s results will be unaffected by unusual or non-recurring items. The Company’s computation of Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies.
The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees and non-cash compensation expense. Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP. Management believes

Adjusted EBITDA and Adjusted EBITDA margin allow investors to evaluate the Company’s operating performance and compare its results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. Management uses Adjusted EBITDA margin to assist in highlighting trends in the Company’s operating results without regard to its financing methods, capital structure, and non-recurring or non-operating expenses. The Company excludes the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
The Company has not provided a reconciliation of guidance to net income margin for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop net income for fiscal year 2024. These items include costs related to the Company’s vertical integration initiatives that are difficult to predict in advance in order to include in an estimate of net income.
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding the Company’s guidance for net sales and Adjusted EBITDA margin, future changes in the Company’s management team and the Company’s ability to grow and create value. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general industry, economic and business conditions; the Company’s large fixed cost base; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in the Company’s suppliers’ operations; the Company’s reliance on third-party suppliers for raw materials and components and any interruption of the Company’s informal supply arrangements; the Company’s reliance on certain suppliers for our engines and outboard motors; the Company’s ability to meet its manufacturing workforce needs; the Company’s ability to grow its business through acquisitions and integrate such acquisitions to fully realize their expected benefits; the Company’s growth strategy which may require it to secure significant additional capital; the Company’s ability to protect its intellectual property; disruptions to the Company’s network and information systems; risks inherent in operating in foreign jurisdictions; a natural disaster, global pandemic or other disruption at the Company’s manufacturing facilities; increases in income tax rates or changes in income tax laws; the Company’s dependence on key personnel; the Company’s ability to enhance existing products and market new or enhanced products; the continued strength of the Company’s brands; the seasonality of the Company’s business; intense competition within the Company’s industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; competition with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and increases in interest rates; an increase in energy and fuel costs; the Company’s reliance on its network of independent dealers and increasing competition for dealers; the financial health of the Company’s dealers and their continued access to financing; the Company’s obligation to repurchase inventory of certain dealers; the Company’s exposure to claims for product liability and warranty claims; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; the Company’s variable rate indebtedness which subjects it to interest rate risk; the Company’s obligation to make certain payments under a tax receivables agreement; and other factors affecting us detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside the Company’s control, and there may be other risks and uncertainties which the Company does not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that its expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation (and the Company expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.
Contacts

Malibu Boats, Inc.
InvestorRelations@MalibuBoats.com